EXHIBIT 99.1


Exhibit 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               232A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942










ASGA, Inc.
Elizabeth City, North Carolina 27909


Gentlemen:

We are unable to complete the audit of the financial statements of ASGA, Inc., as of December 31, 2001 and for the year then ended in time for the Company's Form 10-KSB to be filed timely, due to unforseen circumstances.


Sincerely,

/s/ Durland & Company, CPAs, P.A.
Durland & Company


SHD/dhl